SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

CNB Financial Corporation (NASDAQ: CCNE), the parent company of County National Bank, today announced reported earnings for the quarter ended September 30, 2005 and for the nine months ended September 30, 2005.

(a)	Financial Statements: None

(b)	Exhibits:

Exhibit 99	News Release announcing third quarter earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: October 19, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing third quarter earnings

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr
Treasurer
(814)765-9621

FOR IMMEDIATE RELEASE

CNB FINANCIAL CORPORATION REPORTS A 12% INCREASE IN THIRD QUARTER EARNINGS FOR 2005

Clearfield, Pennsylvania – October, 2005

CNB Financial Corporation (NASDAQ: CCNE), the parent company of County National Bank, today announced reported earnings of $2.3 million or $0.25 diluted earnings per share for the quarter ended September 30, 2005, compared to $2.0 million or $0.22 diluted earnings per share for the same quarter of 2004.

Year to date earnings for the first nine months of 2005 are $6.7 million compared to $6.1 million in the same nine month period of 2004, representing a 10% increase in year over year earnings. The largest impact has been the increase in net interest income arising from the growth in average earnings assets of $26.2 million, or 4.1%, over last year.

William F. Falger, President and Chief Executive Officer, commented, “The growth of earnings in excess of 10% is outstanding since it comes from growth generated in our existing markets. The Bank has been able to sustain approximately a 4% net interest margin while growing its earning assets. The growth in our current markets, along with our expansion into the Erie market with Erie Bank, positions CNB for a strong beginning as we look toward 2006.”

Financial Highlights (in thousands) (unaudited)

Consolidated Balance Sheets	30-Sept-05	31-Dec-04	30-Sept-04
	Consolidated	Consolidated	Consolidated
Assets
Cash and due from banks	$ 14,380	$ 14,296	$ 14,939
Interest-bearing deposits	7,174	15,616	5,081
CASH & CASH EQUIVALENTS	21,554	29,912	20,020
Securities available for sale	180,251	164,202	155,638
Net Loans	492,237	476,352	480,134
FHLB & Federal Reserve Stock	4,999	4,792	5,174
Premises & Equipment, net	13,962	13,761	13,500
Bank Owned Life Insurance	13,661	13,182	13,058
Intangible, net	11,611	11,862	11,898
Accrued Interest & Other Assets	10,441	11,154	9,791

TOTAL ASSETS	$ 748,716	$ 725,217	$ 709,213

Liabilities
Deposits
Non-interest bearing deposits	$ 75,899	$ 71,968	$ 73,653
Interest bearing deposits	524,662	524,937	508,540
TOTAL DEPOSITS	600,561	596,905	582,193
Short-term borrowings	2,000	2,000	2,000
Federal Home Loan Bank Advances	59,500	40,000	40,000
Subordinated Debentures	10,310	10,310	10,310
Accrued expenses and other liabilities	6,756	7,292	7,177
TOTAL LIABILITIES	679,127	656,507	641,680

Shareholders' Equity
Common stock, $1 par value	9,234	9,234	9,234
Additional paid-in capital	4,150	4,243	4,289
Retained earnings	57,242	54,347	53,736
Treasury stock, at cost (187,267 shares for Sept 2005, 123,240 shares for Dec 2004, and 136,341 shares for Sept 2004)	(2,699)	(1,796)	(2,021)
Accumulated other comprehensive income	1,662	2,682	2,295
TOTAL SHAREHOLDERS' EQUITY	69,589	68,710	67,533

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 748,716	$ 725,217	$ 709,213

Nonperforming Assets	$ 3,497	$ 2,690	$ 4,952
% of Total Assets	0.47%	0.37%	0.70%
Trust Assets	$ 182,455	$ 192,361	$ 188,409

Consolidated Income Statement	For Quarter Ended		Year To Date
	30-Sep-05	30-Sep-04	30-Sep-05	30-Sep-04
Interest Income
Loans including fees	$ 8,740	$ 7,774	$ 25,122	$ 22,983
Deposits with banks	88	39	224	64
Federal funds sold	126	4	232	29
Securities	1,726	1,500	5,211	4,746
TOTAL INTEREST AND DIVIDENDS	10,680	9,317	30,789	27,822
Interest Expense
Deposits	3,249	2,596	9,086	7,809
Federal Home Loan Bank advances	725	517	1,903	1,548
Subordinated Debentures	178	138	494	372
Total interest expense	4,152	3,251	11,483	9,729
NET INTEREST INCOME	6,528	6,066	19,306	18,093
Provision for loan losses	207	200	546	800
NET INTEREST AFTER PROVISION	6,321	5,866	18,760	17,293
Other Income
Trust income	238	232	698	698
Service charges on deposits	1,090	1,006	2,982	2,804
Other charges and fees	119	115	380	352
Net security gains (losses)	-	152	63	316
Loss on other-than-temporary impaired securities	-	-	(240)	-
Gain on sale of loans	32	46	90	103
BOLI	139	125	479	376
Wealth Management	125	44	419	140
Other	162	(3)	342	192
TOTAL OTHER INCOME	1,905	1,717	5,213	4,981
Non-Interest Expenses
Salaries	1,915	1,739	5,595	5,201
Benefits	698	795	2,178	2,200
Occupancy, net	663	629	2,032	1,941
Data Processing	419	354	1,199	1,091
Amortization of intangible	126	125	382	381
Total other expenses	1,340	1,319	3,796	3,596
Total non-interest expenses	5,161	4,961	15,182	14,410
NET INCOME BEFORE TAXES	3,065	2,622	8,791	7,864
Applicable income taxes	781	590	2,115	1,801
NET INCOME	$ 2,284	$ 2,032	$ 6,676	$ 6,063

Earnings Per Share, Fully diluted	$ 0.25	$ 0.22	$ 0.73	$ 0.66
Dividends Per Share	$ 0.14	$ 0.13	$ 0.41	$ 0.39
Return on Average Assets (ROA)			1.22%	1.15%
Return on Average Equity (ROE)			13.22%	12.57%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.